STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN LAW CORP.
555 BURRARD STREET, STE. 900
VANCOUVER, BC, V7X1M8

Job:C20110315-0288
March 15, 2011

Special Handling Instructions:
AMENDMENT, EMAILED ON 3/15/11 - KKB

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20110189726-07	3/14/2011 3:51:41 PM	1	$175.00	$175.00
24 Hour Expedite	20110189726-07	3/14/2011 3:51:41 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	010527|11031579236670	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

DEAN LAW CORP.
555 BURRARD STREET, STE. 900
VANCOUVER, BC, V7X1M8

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110189726-07
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/14/2011 3:51 PM
	Entity Number E0426592008-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Global Club, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 - Name of Corporation: Bold Energy Inc.

Article 3 - Shares:

Effective as of March 25, 2011 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be decreased at a rate of one-for-twenty-five (the "Reverse Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Reverse Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the decrease ("New Common").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.8%

4. Effective date of filing: (optional) March 25, 2011

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.